Exhibit 99.2

Sent via Electronic Deliver to: adamss@gtlaw.com

May 4, 2011

Stephen T. Adams, Esq.

Shareholder

Greenberg Traurig LLP

One International Place

Boston, MA 02110

Re:	DayStar Technologies Inc. (the “Company”)

           Nasdaq Symbol: DSTI

Dear Mr. Adams:

On November 17,2010, Staff notified the Company that it did not comply with Listing Rules 5550(b), which requires a minimum $2.5 million stockholders’ equity, $35 million market value of listed securities, or $500,000 of net income from continuing operations, for continued listing on The Nasdaq Capital Market. Based on review of the materials submitted by the Company between January 3, 2011 and April 29, 2011, and the Form 10-K for the fiscal year ended December 31, 2010,1 reporting stockholders’ equity of $3,251,895, Staff has determined that the Company complies with Listing Rule 5550(b)(l). However, as noted in our letters dated January 26, 2011 and March 23, 2011, if the Company fails to evidence compliance upon filing its periodic reports for the quarters ending March 31, 2011 and June 30, 2011, respectively, it may be subject to delisting. At that time, Staff will provide written notification to the Company, which may then appeal Staffs determination to a Hearings Panel.

If you have any questions, please contact Jeff Preusse, Associate Director, at 301 978 8085.

Sincerely,

/s/ Randy Genau

Randy Genau

Director

Nasdaq Listing Qualifications

1	As filed on March 31,2011.